Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-170148) of RadiSys Corporation

(2) Registration Statements (Form S-8 Nos. 333-80577, 333-00514, 333-46473, 333-80087, 333-80089, 333-85093, 333-38966, 333-38988, 333-50582, 333-50584, 333-68362, 333-106670, 333-111520, 333-116570, 333-126189, 333-142968, 333-142969, 333-169044, 333-175511, 333-175510, and 333-173885) of RadiSys Corporation;

of our report dated March 3, 2011, with respect to the consolidated financial statements of Continuous Computing Corporation for the two years ended September 30, 2010 and of our report dated January 7, 2010, with respect to the consolidated financial statements of Continuous Computing Corporation for the two years ended September 30, 2009, included in the Current Report on Form 8-K/A of RadiSys Corporation anticipated to be filed on or about September 15, 2011.

/s/  ERNST & YOUNG LLP
San Diego, California
September 15, 2011